Exhibits 13.1.

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Christopher Mattheisen, certify that the Form 20-F fully complies with the requirements of Section 13(a) or Section 15(d) of the U.S. Securities Exchange Act of 1934 and that information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 22, 2007

	By:	/s/ Christopher Mattheisen
	Name:	Christopher Mattheisen
	Title:	Chairman and Chief Executive Officer